UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

April 30, 2013 (April 24, 2013)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, the Board of Directors of DJO Global, Inc. (“DJO”) elected David N. Kestnbaum as a member of the Board of DJO to fill the vacancy created by the prior resignation of Chinh Chu.

Mr. Kestnbaum is a Principal in the Private Equity Group of The Blackstone Group, L.P. (“Blackstone”), based in New York. Affiliates of Blackstone own substantially all of the capital stock of DJO. Before joining Blackstone in 2013, Mr. Kestnbaum was a Vice President at Vestar Capital Partners, where he evaluated and executed investments in the diversified industrials, business services, consumer, and healthcare sectors. Prior to Vestar, Mr. Kestnbaum worked in investment banking as a member of JPMorgan’s Financial Sponsor Group, where he executed a variety of private equity-related M&A and financing transactions. Mr. Kestnbaum holds a B.A. in Political Science from The University of North Carolina at Chapel Hill. He also currently serves on the Board of Directors of AlliedBarton Security Services.

As an affiliate of Blackstone, Mr. Kestnbaum will not be compensated by DJO for serving as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: April 30, 2013	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President & General Counsel